                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                           MICHAEL BAKER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                           MICHAEL BAKER CORPORATION
                                 P.O. BOX 12259
                      PITTSBURGH, PENNSYLVANIA 15231-0259

                                                                   April 2, 2002

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 25, 2002

TO THE SHAREHOLDERS OF MICHAEL BAKER CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of MICHAEL BAKER CORPORATION (the "Company") will be held at the Wyndham Pittsburgh Airport Hotel, 777 Aten Road, Coraopolis, Pennsylvania 15108, on Thursday, April 25, 2002 at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

          1. The election of nine directors to serve for a one-year term or until their respective successors shall have been elected and shall have qualified.

          2. Such other matters as may properly be brought before the Annual Meeting.

     The Company recently completed an exchange of the Company's Series B Common Stock for ordinary Common Stock, as described in the following paragraph. You will find enclosed between one and three proxy cards. You will receive one card to vote any Common Stock you hold through the Michael Baker Corporation Employee Stock Ownership Plan and Trust (the "ESOP"), which will represent all of your Common Stock holdings through the ESOP, both shares originally held as ordinary Common Stock and shares of ordinary Common Stock received as a result of the recent exchange of your Series B Common Stock. You will receive one card for any Common Stock of the Company held directly by you. You will also receive one card for any Common Stock held directly by you that was originally Series B Common Stock which has been automatically converted to ordinary Common Stock as a result of the exchange. Each individual proxy card must be voted. The Company's 2001 Annual Report to Shareholders is also enclosed.

     The exchange of the Company's Series B Common Stock for ordinary Common Stock was effected with the ESOP as of February 28, 2002. Pursuant to the Company's articles of incorporation, at any time when the number of outstanding Series B shares falls below 5% of the total outstanding Series B and ordinary Common Stock combined, the Series B shares are automatically converted into shares of ordinary Common Stock. This automatic conversion was triggered upon the effective date of the exchange with the ESOP. Series B shareholders are not required to take any action. Certificates representing Series B shares outside of the ESOP will be deemed automatically to represent the same number of shares of ordinary Common Stock. Each share of ordinary Common Stock is entitled to one vote per share.

     You are cordially invited to attend the Annual Meeting of Shareholders. Whether or not you plan to attend the Annual Meeting, we encourage you to vote. You may vote by Internet by accessing "www.voteproxy.com"; vote by telephone by following the instructions on the enclosed proxy card(s); or vote by signing, dating and promptly returning the enclosed proxy card(s) in the enclosed postage-paid envelope.

                                                     By Order of the Board of
                                                            Directors,

                                                        H. JAMES MCKNIGHT
                                                            Secretary

                           MICHAEL BAKER CORPORATION

                            PITTSBURGH, PENNSYLVANIA

                                PROXY STATEMENT
                ANNUAL MEETING OF SHAREHOLDERS - APRIL 25, 2002

                              GENERAL INFORMATION

     The solicitation of the proxy or proxies enclosed with this Proxy Statement is made on behalf of the Board of Directors of Michael Baker Corporation (the "Company"), P.O. Box 12259, Pittsburgh, Pennsylvania 15231-0259, for the Annual Meeting of Shareholders to be held on Thursday, April 25, 2002 at 10:00 a.m. at the Wyndham Pittsburgh Airport Hotel, 777 Aten Road, Coraopolis, Pennsylvania 15108. It is expected that this Proxy Statement and proxies will be mailed to shareholders on or about April 2, 2002.

     Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to the shareholders. Holders of Common Stock have cumulative voting rights in the election of directors. Cumulative voting entitles each shareholder to that number of votes in the election of directors as is equal to the number of shares which he holds of record multiplied by the total number of directors to be elected, and to cast the whole number of such votes for one nominee or distribute them among any two or more nominees as he chooses. Shares represented by proxies, unless otherwise indicated on the proxy card, will be voted cumulatively in such manner that the number of shares so voted for each nominee (and for any substitute nominated by the Board of Directors if any nominee listed becomes unable or is unwilling to serve) will be as nearly equal as possible. The nine nominees receiving the highest number of affirmative votes cast at the Annual Meeting by the holders of Common Stock voting in person or by proxy, a quorum being present will be elected as directors.

     On March 1, 2002, the Company had outstanding 8,301,253 shares of Common Stock. Holders of Common Stock of record at the close of business on March 1, 2002 are entitled to notice of and to vote on all matters that may properly come before the Annual Meeting.

     The proxy solicited hereby may be revoked at any time before its exercise by giving notice of revocation to the Secretary of the Company or by delivering a proxy bearing a later date or by attending and voting at the Annual Meeting of Shareholders or any adjournment thereof. Unrevoked proxies will be voted at the Annual Meeting in accordance with the specifications made thereon, but in the absence of such specifications will be voted FOR each proposal. Votes with respect to the election of directors will be counted as set forth above. With respect to all other matters brought before the Annual Meeting, the affirmative vote of the holders of shares representing the majority of the votes cast at the Annual Meeting (in person or by proxy) will be required to approve such matter.

     The Board of Directors does not know of any other business that may be presented for consideration at the 2002 Annual Meeting. If any other business should properly come before the Annual Meeting, it is the intention of those named in the proxies solicited hereby to vote the shares represented by such proxies in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     A proposal submitted by a shareholder for the regular annual meeting of shareholders to be held in 2003 must be received by the Secretary, Michael Baker Corporation on or prior to November 25, 2002 in order to be eligible for inclusion in the Company's Proxy Statement for that annual meeting. In connection with the 2003 Annual Meeting of Shareholders, if the Company does not receive notice of a matter or proposal to be considered, on or before February 8, 2003, or in accordance with Section 2.01.1 of the Company's By-Laws with respect to nominations of candidates for election as directors, then the persons appointed by the Board of Directors to act as proxies for such annual meeting will be allowed to use their discretionary voting authority with respect to any such matter or proposal raised at such annual meeting.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as to the beneficial ownership of the Company's Common Stock as of March 1, 2002 held by each person known by the Board of Directors of the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company, by each director and nominee, by each of the executive officers named in the Summary Compensation Table included elsewhere in this Proxy Statement (the "Summary Compensation Table"), and by all directors and executive officers as a group. The Michael Baker Corporation Employee Stock Ownership Plan and Trust (the "ESOP") holds 39.1% of the voting power of the Company's outstanding Common Stock. The information in the table concerning beneficial ownership is based upon information furnished to the Company by or on behalf of the persons named in the table.

                                                NUMBER OF
                                                SHARES AND
                                                NATURE OF            BENEFICIAL
                                                BENEFICIAL           OWNERSHIP
                    NAME                       OWNERSHIP(1)           PERCENT
                    ----                       ------------          ----------
Michael Baker Corporation                       3,247,039              39.1
Employee Stock Ownership
Plan and Trust(1)
  Michael Baker Corporation
  P.O. Box 12259
  Pittsburgh, PA 15231-0259
Lord, Abbett & Co.(2)                             689,303               8.3
  767 Fifth Avenue
  New York, NY 10153
Goldman, Sachs Asset Management(3)                561,500               6.8
  85 Broad Street
  New York, NY 10004
Dimensional Fund Advisors Inc.(4)                 479,914               5.8
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
Robert N. Bontempo                                  9,000(6)              *
Nicholas P. Constantakis                           14,500(6)              *
William J. Copeland                                12,800(6)              *
Donald P. Fusilli, Jr.                             69,461(5)(6)           *
Roy V. Gavert, Jr.                                 10,500(6)              *
Thomas D. Larson                                   10,391(6)              *
H. James McKnight                                  23,913(5)(6)           *
William P. Mooney                                   4,927(6)              *
John E. Murray, Jr.                                 9,000(6)              *
Pamela S. Pierce                                    3,000(6)              *
Richard L. Shaw                                    92,132(6)              *
John D. Whiteford                                  15,992(5)(6)           *
Michael D. Whitten                                  4,595(5)(6)           *
All Directors and                                 315,092(5)(6)         3.8
  Executive Officers as a group
  (16 persons)

---------------

*Less than 1%

(1) Under regulations of the Securities and Exchange Commission, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Unless otherwise indicated in the other footnotes below, each person has sole voting power and sole investment power as to all shares listed opposite his name. The ESOP requires the trustee to vote the shares held by the trust in accordance with the instructions from the ESOP participants for all shares allocated to such participants' accounts. Allocated shares for which no such instructions are given and shares not allocated to the account of any employee are voted by the trustee in the same proportion as the votes for which participant instructions are given. In the case of a tender offer, allocated shares for which no instructions are given are not voted or tendered, and shares not allocated to the account of any employee are voted by the trustee in the same proportion as the votes for which participant instructions are given.

(2) According to the Schedule 13G dated January 28, 2002, Lord, Abbett & Co. has the right to vote and dispose of 689,303 shares of Common Stock.

(3) According to the Schedule 13G dated February 14, 2002, Goldman, Sachs Asset Management has the right to vote and dispose of 561,500 shares of Common Stock.

(4) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds" according to the
    Schedule 13G, dated as of January 30, 2002, filed by Dimensional. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company described in the
    Schedule 13G that are owned by the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(5) Includes the number of shares of Common Stock indicated for each of the following persons or group which are allocated to their respective accounts as participants in the ESOP and as to which they are entitled to give binding voting instructions to the trustee of the ESOP: Mr. Fusilli (25,262 shares); Mr. McKnight (3,507 shares); Mr. Whiteford (8,531 shares); Mr. Whitten (695 shares); and directors and officers as a group (54,413 shares). ESOP holdings have been rounded to the nearest full share.

(6) Includes the number of shares of Common Stock issuable pursuant to stock options which may be exercised within 60 days of March 1, 2002: Mr. Bontempo (6,000 shares); Mr. Constantakis (3,000 shares); Mr. Copeland (7,000 shares); Mr. Fusilli (44,199 shares); Mr. Gavert (7,000 shares); Mr. Larson (6,000 shares); Mr. McKnight (20,406 shares); Mr. Mooney (4,927 shares); Mr. Murray (6,000 shares); Ms. Pierce (2,000 shares); Mr. Shaw (80,927 shares); Mr. Whiteford (7,461 shares); Mr. Whitten (3,900 shares); and all directors and officers as a group (217,283 shares).

                              PROXY PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     Nine directors will be elected for a one-year term expiring on the date of the next Annual Meeting of Shareholders or until their respective successors shall have been elected and shall have qualified. The persons named in the enclosed proxies intend to vote for the nominees whose names appear below. Although it is expected that all such nominees will be available for election, if any of them becomes unable or is unwilling to serve at the time the election occurs, it is intended that shares represented by proxies will be voted for the election of the other nominees named and such substituted nominees, if any, as shall be designated by the Company's Board of Directors.

     The following table sets forth certain information regarding the nominees as of March 1, 2002. All of the nominees were elected directors by the Company's shareholders at the 2001 Annual Meeting. Except as otherwise indicated, each nominee has held the principal occupation listed or another executive position with the same entity for at least the past five years.

                                  DIRECTOR                  PRINCIPAL OCCUPATION; OTHER
            NOMINEE                SINCE                         DIRECTORSHIPS; AGE
            -------               --------                  ---------------------------
Robert N. Bontempo                  1997         Professor at Columbia University School of
                                                 Business since July 1994; formerly: Assistant
                                                 Professor of International Business at Columbia
                                                 University Graduate School of Business from July
                                                 1989 to July 1994; Fellow at the Center for
                                                 Advanced Study at Stanford University, Summer
                                                 1992. Age 43.

Nicholas P. Constantakis            1999         Retired; formerly Partner, Andersen Worldwide SC
                                                 (in-dependent public accountants and consultants)
                                                 from prior to 1995 to September 1997. Director or
                                                 Trustee of various investment companies affiliated
                                                 with Federated Investors. Age 62.

William J. Copeland                 1983         Retired; formerly Chairman of the Board of the
                                                 Company and formerly Vice Chairman of the Board of
                                                 PNC Financial Corp. and Pittsburgh National Bank.
                                                 Director Emeritus of various investment companies
                                                 affiliated with Federated Investors. Age 83.

Donald P. Fusilli, Jr.              2001         President and Chief Executive Officer since April
                                                 2001; formerly: President and Chief Operating
                                                 Officer since May 2000; Executive Vice President
                                                 -- Energy since 1994; Executive Vice President,
                                                 General Counsel and Secretary from October 1991 to
                                                 July 1994; Vice President, General Counsel and
                                                 Secretary from December 1989 to October 1991. Age
                                                 50.
Roy V. Gavert, Jr.                  1988         President and Chief Executive Officer of Kiplivit
                                                 North America, Inc. (manufacturing) since July
                                                 1995; formerly: Chairman of World Class
                                                 Processing, Inc. (manufacturing); Chief Executive
                                                 Officer of Horton Company (manufacturer of valves
                                                 for household appliances); Managing Director of
                                                 Gavert Wennerholm & Co. (venture capital);
                                                 Managing Director of Eagle Capital, Inc.
                                                 (investment bank and venture capital); and
                                                 Executive Vice President, Westinghouse Electric
                                                 Corporation. Director Fincom, Inc. Age 68.

                                  DIRECTOR                  PRINCIPAL OCCUPATION; OTHER
            NOMINEE                SINCE                         DIRECTORSHIPS; AGE
            -------               --------                  ---------------------------
Thomas D. Larson                    1993         Self employed (consultant); formerly:
                                                 Administrator, United States Federal Highway
                                                 Administration until January 1992; Secretary of
                                                 the Pennsylvania Department of Transportation; and
                                                 Professor of Engineering, The Pennsylvania State
                                                 University. Age 73.

John E. Murray, Jr.                 1997         Chancellor Duquesne University since 2001;
                                                 formerly: President and Professor of Law of
                                                 Duquesne University since prior to 1995;
                                                 University Distinguished Service Professor at
                                                 University of Pittsburgh; Dean of Villanova
                                                 University School of Law; Acting Dean and
                                                 Professor at Duquesne University School of Law.
                                                 Director or Trustee of various investment
                                                 companies affiliated with Federated Investors. Age
                                                 69.
Pamela S. Pierce                    2000         President and Chief Executive Officer of Mirant
                                                 Americas Energy Capital LP since September 2000;
                                                 formerly: Vice President Business Development
                                                 Vastar Resources, Inc. from February 1996 to
                                                 September 2000; Offshore Gulf of Mexico Business
                                                 Unit Manager, Vastar Resources Inc. from prior to
                                                 1995 to February 1996. Age 47.

Richard L. Shaw                     1966         Chairman of the Board; formerly: Chairman of the
                                                 Board and Chief Executive Officer, from September
                                                 1999 to April 2001; Chairman of the Board since
                                                 September 1994; Chairman of the Board, President
                                                 and Chief Executive Officer of the Company from
                                                 September 1993 through September 1994; President
                                                 and Chief Executive Officer of the Company from
                                                 April 1984 to May 1992. Director of L.B. Foster
                                                 Company (manufacturing). Age 74.

BOARD AND COMMITTEE MEETINGS

     During 2001, there were eleven meetings of the Company's Board of Directors.

     The Executive Committee of the Board of Directors, of which Messrs. Shaw, Copeland, Fusilli and Murray are members, held one meeting. The Executive Committee was established with all the powers and the right to exercise all the authority of the Board of Directors in the management of the business and affairs of the Company.

     The Audit Committee of the Board of Directors, of which Messrs. Bontempo, Constantakis and Ms. Pierce are members, held eleven meetings. All Audit Committee members are independent as defined by the American Stock Exchange listing standards. The Audit Committee acts under a written charter which was amended by the Board of Directors on February 21, 2002, a copy of which is attached hereto as Appendix A. The functions performed by the Audit Committee include recommending the independent accountants subject to the Board of Directors ratification, reviewing with the independent accountants the plan for, and the results of, the auditing engagement, approving professional services provided by the independent accountants prior to the performance of such services, reviewing the independence of the independent accountants, discussing the Company's financial statements with the independent accountants and management, and reviewing the Company's system of internal accounting controls. The Audit Committee has considered whether the independent public accountant's provision of non-audit related services is compatible with maintaining the independence of the independent public accountants.

     The Compensation Committee, of which Messrs. Bontempo, Gavert, Larson and Ms. Pierce are members, held six meetings. The Compensation Committee reviews and recommends to the Board the compensation of senior executive personnel and directors.

     The Governance and Nominating Committee, of which Messrs. Bontempo, Copeland, and Murray are members held no meetings. The Governance and Nominating Committee was established to consider and recommend candidates to sit on the Board of Directors and address issues related to governance of the Company.

     The Executive Search Committee, of which Messrs. Bontempo, Larson, and Murray are members, held no meetings. The Executive Search Committee was formed to identify and recommend a new Chief Executive Officer and completed its purpose upon the selection of Mr. Fusilli.

     The Health, Safety, Environmental and Compliance Committee, of which Messrs. Fusilli and Larson and Ms. Pierce are members was established in April 2001 to review and consider health, safety, environmental and compliance issues and held its first official meeting in February 2002.

     All directors attended at least 75% of the total number of meetings of the Board of Directors and of the total number of meetings of committees of the Board of which they were members.

AUDIT COMMITTEE REPORT

     We have reviewed and discussed the consolidated balance sheet of Michael Baker Corporation and subsidiaries as of December 31, 2001, and the related consolidated statements of income, shareholders investment and cash flows, for the year then ended, with management of the Company. These financial statements, which are the responsibility of the Company's management, are included in the Company's Annual Report to Shareholders and in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission. They have been audited by PricewaterhouseCoopers LLP, independent public accountants, and their report thereon, which accompanies the financial statements, is an important part of the Company's reporting responsibility to its shareholders. Our responsibility is to review the financial statements and hold discussions with Company management and the independent public accountants, and based on this work, make a recommendation to the Board of Directors of the Company regarding inclusion of the audited financial statements in the Company's Annual Report on Form 10-K.

     We have met with the independent public accountants and discussed the matters that they are required to communicate to us by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. These items include, but are not limited to, significant issues identified during the audit such as management judgments and accounting estimates, accounting policies, proposed audit adjustments, financial statement disclosure items and internal control issues, and if there were any disagreements with management or difficulties encountered in performing the audit.

     The Company's independent public accountants also provided us with written disclosures required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). We have met with and discussed that firm's independence.

     We are not employees of the Company, are not professionally engaged in the practice of accounting or auditing and do not represent ourselves to be experts in the fields of accounting or auditing or in respect of auditor independence. In performing our oversight responsibility, we rely, without independent verification, on the information provided to us and on the representations made by management and the independent public accountants. Accordingly, our review and discussions with management and the independent public accountants do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards or that the independent public accountants are in fact "independent".

     Based on our review and discussions, and subject to the limitations on our role and responsibilities referred to above, we have recommended to the Company's Board of Directors that the aforementioned 2001 audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     This report is submitted by the Audit Committee of the Company's Board of Directors.

     Robert N. Bontempo      Nicholas P. Constantakis      Pamela S. Pierce

                             DIRECTORS AND OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information regarding compensation received by the Chief Executive Officers and the five remaining most highly compensated executive officers of the Company for the last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL              LONG-TERM
                                                  COMPENSATION          COMPENSATION
                                              ---------------------     ------------
                                                                         SHARES OF
                                                                        COMMON STOCK
                                               FISCAL                    UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR      SALARY       BONUS        OPTIONS(1)      COMPENSATION(2)
---------------------------          ----      ------       -----       ------------     ---------------
Richard L. Shaw(3)                   2001     $198,640     $101,099        26,927           $  2,918
  Chairman and                       2000     $400,005     $ 50,000            --           $ 11,124
  Chief Executive Officer            1999     $127,100     $     --        51,000           $  2,995

Donald P. Fusilli, Jr.(4)            2001     $382,696     $259,503        20,528           $ 11,060
  President and                      2000     $309,553     $ 50,000            --           $ 86,657
  Chief Executive Officer            1999     $220,000     $     --            --           $ 11,188

William P. Mooney                    2001     $240,011     $108,995         9,854           $    560
  Executive Vice President and       2000     $120,006     $ 25,000            --           $    258
  Chief Financial Officer            1999     $     --     $     --            --           $     --

H. James McKnight                    2001     $234,998     $106,719         9,648           $ 11,672
  Executive Vice President,          2000     $215,034     $ 25,000            --           $ 11,973
  General Counsel and                1999     $182,000     $  8,123            --           $ 11,051
  Secretary

John D. Whiteford                    2001     $190,008     $ 86,287         7,801           $  9,633
  Executive Vice President           2000     $175,833     $ 38,002            --           $ 67,309
  Engineering -- North Region        1999     $140,484     $  1,166         3,561           $  7,485

Michael D. Whitten                   2001     $190,008     $ 86,287         7,801           $  9,462
  Executive Vice President --        2000     $157,749     $ 41,746            --           $140,242
  Energy                             1999     $ 93,468     $  7,789            --           $ 21,803

---------

(1) The Company granted stock options to executive officers in 2001. No stock options were granted to the executive officers in 2000. During 1999, of the named executive officers, Richard L. Shaw and John D. Whiteford were granted stock options.

(2) Includes matching contributions made by the Company under its 401(k) plan paid on behalf of the following individuals in 2001, 2000, and 1999: Mr. Fusilli, $9,350, $10,500, and $10,000; Mr. McKnight, $9,350, $9,651, and
    $9,186; Mr. Whiteford, $9,350, $8,862, and $7,485; and Mr. Whitten, $9,064,
    $8,332, and $3,967. Also includes group life insurance premiums paid by the Company on behalf of the following individuals as employees in 2001, 2000, and 1999, respectively: Mr. Shaw, $2,918, $11,124, and $2,995; Mr. Fusilli, $1,710, $841, and $1,188; Mr. Mooney, $560, $0, and $0; Mr. McKnight $2,322,
    $2,322, and $1,865; Mr. Whiteford, $283, $540, and $0; Mr. Whitten, $398,
    $58, and $0. Includes $113,228 in foreign taxes paid in 2000 on behalf of Mr. Whitten incurred as an expatriate living abroad, and $75,316 and $57,907 in relocation expenses paid in 2000 on behalf of Messrs. Fusilli and Whiteford, respectively.

(3) Mr. Shaw became the Chief Executive Officer of the Company on September 7, 1999. Based on an annual salary of $400,005, his "Annual Compensation" for 1999 reflects compensation paid for the period September through December 1999. Mr. Shaw held the position of Chief Executive Officer from September 1999, until April 25, 2001 at which time he retired from the Company as Chief Executive Officer. Mr. Shaw's "Annual Compensation" for 2001 reflects compensation paid to him as Chief Executive Officer for the first four months of 2001 and accrued vacation paid to him upon his retirement.

(4) Mr. Fusilli's "Annual Compensation" reflects increases based on changes in his position during the period of 1999-2001. In year 1999, Mr. Fusilli was the Executive Vice President -- Energy; in May 2000, Mr. Fusilli was elected President and Chief Operating Officer; and, on April 25, 2001, Mr. Fusilli became the President and Chief Executive Officer of the Company.

OPTIONS GRANTED IN 2001

     The following table sets forth, as to the individuals named in the Summary Compensation Table, information with respect to stock options granted during 2001 under the 1995 Stock Incentive Plan.

                            OPTIONS GRANTED IN 2001

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                       PERCENT OF TOTAL                                  ANNUAL RATES OF STOCK
                       NO. OF SHARES       OPTIONS                                      PRICE APPRECIATION FOR
                        SUBJECT TO         GRANTED                                          OPTION TERM(2)
                          OPTIONS        TO EMPLOYEES     EXERCISE PRICE   EXPIRATION   -----------------------
NAME                      GRANTED          IN 2001          PER SHARE         DATE          5%          10%
----                   -------------   ----------------   --------------   ----------   ----------   ----------
Richard L. Shaw           24,927            18.7%            $ 8.5250      26-Apr-04     $ 33,496     $ 70,338
                           2,000             N/A(1)          $10.0250      26-Apr-11     $ 12,609     $ 31,955
Donald P. Fusilli,
  Jr.                     20,528            15.4%            $ 8.5250      22-Feb-11     $110,057     $278,907
William P. Mooney          9,854             7.4%            $ 8.5250      22-Feb-11     $ 52,831     $133,883
H. James McKnight          9,648             7.2%            $ 8.5250      22-Feb-11     $ 51,726     $131,084
John D. Whiteford          7,801             5.9%            $ 8.5250      22-Feb-11     $ 41,824     $105,989
Michael D. Whitten         7,801             5.9%            $ 8.5250      22-Feb-11     $ 41,824     $105,989

---------------

(1) Not applicable as these options were granted under the 1996 Nonemployee Directors' Stock Incentive Plan after Mr. Shaw retired as an employee of the Company.

(2) The dollar amounts under the potential realizable value columns are the result of calculations at assumed annually compounded rates of stock price appreciation over the ten-year life of the options in accordance with the proxy regulations of the Securities and Exchange Commission, and are not intended to forecast actual future appreciation, if any, of the Company's Common Stock. The actual value, if any, an executive may realize will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised.

     The following table sets forth as to the persons named in the Summary Compensation Table information with respect to (i) the stock options exercised during 2001, (ii) the net value realized upon such exercises, (iii) the number of shares covered by unexercised stock options at December 31, 2001 and (iv) the value of such unexercised options at December 31, 2001.

                        AGGREGATED OPTION EXERCISES 2001

                                                        NO. OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                SHARES                     UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                              ACQUIRED ON    VALUE            DECEMBER 31, 2001              DECEMBER 31, 2001
NAME                           EXERCISE     REALIZED      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE(1)
----                          -----------   --------   -------------------------------  ----------------------------
Richard L. Shaw                    0           0                  74,927/0                      $590,450/$0
                                   0           0                 6,000/0(2)                      $41,337/$0
Donald P. Fusilli, Jr.             0           0                39,067/35,899                $332,371/$206,821
William P. Mooney                  0           0                 2,463/7,391                  $16,441/$49,335
H. James McKnight                  0           0                17,994/24,246                $129,908/$134,626
John D. Whiteford                  0           0                 4,620/6,742                  $29,570/$44,580
Michael D. Whitten                 0           0                 1,950/5,851                  $13,016/$39,055

---------------

(1) Based on the exercise price and fair market value of the Common Stock as of December 31, 2001.

(2) Stock options granted under the 1996 Nonemployee Directors' Stock Incentive Plan prior to Mr. Shaw becoming an employee in September 1999 and after his retirement in April 2001.

COMPENSATION OF DIRECTORS

     During 2001, compensation for non-employee directors was increased pursuant to recommendations of William M. Mercer, a compensation consulting firm and was set as follows: Annual retainer -- $17,000; Attendance at each regularly scheduled or special meeting of the Board of Directors -- $1,000; Attendance at a Board of Directors committee meeting -- $750; Telephonic attendance at a Board of Directors or committee meeting -- $100; Additional annual retainer for Chairman of the Board of Directors -- $5,000; and Additional annual retainer for committee chairmen -- $2,500. The increase in compensation for non-employee directors became effective May 2001.

     In addition, non-employee directors participate in the 1996 Nonemployee Directors' Stock Incentive Plan, which provides long-term incentive compensation to eligible directors. During 2001, compensation under this plan was also increased. Each member of the Board of Directors who was not an employee of the Company or any of its subsidiaries was granted 1,000 restricted shares and an option to purchase 2,000 shares of Common Stock on the first business day following the Annual Meeting of Shareholders in 2001.

     See also "Transactions with Management and Directors" on page 13.

EMPLOYMENT CONTINUATION AGREEMENTS

     The Company entered into Employment Continuation Agreements in October 2000, with Messrs. Fusilli, Mooney, McKnight, Whiteford and Whitten. Under the agreements with Messrs. Fusilli, Mooney, and McKnight, the executives agree to remain in the employ of the Company for thirty-six months following the date of a change of control (as defined in the agreements), and the Company agrees to provide salary and benefits at levels commensurate with those prior to the change of control for that period. The agreements further provide that if the executive's employment is terminated by reasons other than death, disability, voluntary termination (except a voluntary termination for good reason as defined in the agreements), or is terminated by the Company other than for cause (as defined in the agreements) during this period, the Company will pay the executives their (i) earned salary, (ii) a severance amount equal to three times the sum of the executives' annual base salary and the average bonus for the five fiscal years preceding the change of control, and (iii) obligations accrued under applicable benefit plans and programs, and continue their benefits for three years. The payments under the agreements may be subject to reduction to the extent that they are considered excess parachute payments under the Internal Revenue Code. Furthermore, the executives will under certain circumstances receive similar benefits if their employment is terminated in contemplation of a change of control and a change of control occurs within one year following such terminations.

     The agreements with Messrs. Whiteford and Whitten are essentially the same except that the executives agree to remain in the employ of the Company for twenty-four months following a change of control and the severance amount is an amount equal to two times the sum of the executive's annual base salary and the average bonus for the five fiscal years preceding the change of control with continued benefits for two years.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Stock Performance Graph on page 12 shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE

  Introduction

     Decisions regarding compensation of the Company's executives generally are made by the Compensation Committee of the Board. In 2001, the Compensation Committee consisted of Dr. Larson as the Chairman and Messrs. Bontempo and Gavert and Ms. Pierce.

     All recommendations of the Compensation Committee relating to compensation of the Company's executive officers are reviewed and approved by the full Board. Set forth below is a report submitted by Messrs. Larson, Bontempo and Gavert and Ms. Pierce in their capacity as the Board's Compensation

Committee addressing the Company's compensation policies for 2001 as they affected executive officers of the Company.

  Compensation Philosophy

     The Company's philosophy on compensation places a share of employee compensation "at risk", thereby rewarding employees based on the overall performance of the Company. The Company's "Line-of-Sight" annual incentive compensation plan adopted in 2001 utilizes this philosophy. The following are the Company's compensation objectives: (i) to attract and retain executive officers and other key employees of outstanding ability, and to motivate all employees to perform to the full extent of their abilities; (ii) to ensure that pay is competitive with other leading companies in the Company's industry; (iii) to reward executive officers and other key employees for corporate, group and individual performance; and (iv) to ensure that total compensation to the executive officers as a group is not disproportionate when compared to the Company's total employee population.

  Compensation

     The Compensation Committee retains the services of William M. Mercer, a compensation consulting firm, to assist the Committee in connection with performance of its duties. William M. Mercer provides ongoing advice to the Committee with respect to the reasonableness of compensation paid to executive officers of the Company. In addition, William M. Mercer reviews director's compensation and assists in the development of incentive compensation plans and policies.

     Mr. Shaw, as the Chief Executive Officer of the Company until April 25, 2001, was paid during 2001 pursuant to the terms of his Employment Agreement at an annual salary of $425,006. Effective April 25, 2001, Mr. Fusilli was elected to succeed Mr. Shaw as Chief Executive Officer, and Mr. Shaw continued as Chairman of the Board of Directors. Effective April 25, 2001, Mr. Shaw entered into a consulting agreement to provide for Mr. Shaw's performance of consulting services to the Company until April 26, 2003 with annual compensation equal to 25% of his salary of $425,006 in effect on April 25, 2001. In addition, pursuant to the Consulting Agreement, the Company covers the costs of health insurance, reimburses actual out-of-pocket expenses and maintains a life insurance policy for Mr. Shaw. The agreement also provides for a supplemental retirement benefit of $5,000 per month commencing at the expiration of the agreement. During 2001, in addition to group life insurance premiums paid on Mr. Shaw's behalf as an employee, certain life insurance premiums in the amount of $37,013 were paid on Mr. Shaw's behalf.

     On April 25, 2001, Mr. Fusilli became the President and Chief Executive Officer of the Company at an annual base salary of $400,000. The Compensation Committee believes this salary is in line with the Company's philosophy for executive officers and is in accord with the increased responsibilities Mr. Fusilli assumed as Chief Executive Officer. In addition to his base salary, Mr. Fusilli may be awarded a bonus by the Compensation Committee based on the committee's evaluation of Mr. Fusilli's performance. In assessing Mr. Fusilli's performance, the Compensation Committee reviews a variety of areas affecting the Company's performance for which Mr. Fusilli is held accountable such as leadership, strategic planning, financial results, succession planning, human resources, communications, and external and Board relations. Based on the Committee's assessment of Mr. Fusilli's results in these areas and his overall performance in his new role as Chief Executive Officer, the Committee awarded a bonus of $259,503 to Mr. Fusilli for fiscal year 2001. The Compensation Committee also granted stock options to Mr. Fusilli for fiscal year 2001 on a basis consistent with other executive officers, utilizing the guidelines recommended by Mercer as discussed further below.

     The Company applies a compensation program consisting of base salary, annual incentive compensation and long-term incentive compensation. In determining base salaries for 2001, the Compensation Committee reviewed the relationship of an executive's compensation to that of other executive officers of the Company, similar executive officers in comparable companies, and the Company's current and projected growth and profitability performance. In determining annual and long-term incentive compensation, the Compensation Committee reviewed the Company's performance in 2001.

     The Chief Executive Officer recommends to the Compensation Committee salary adjustments for executive officers. The Committee reviews these recommendations in light of the above factors. A final comparison is made to verify that the total percentage increase in compensation paid to the executive officers as a group is not disproportionate to the percentage increase applicable to other Company employee groups.

     In keeping with its philosophy of placing a portion of employee compensation "at-risk", the Committee administers the Company's 2001 Line-of-Sight Incentive Compensation Plan, in which all employees have an opportunity to participate. Under the Plan, the Committee established a Company performance goal measured by earnings per share. Upon achievement of the Company earnings per share performance goal and other Company goals established based upon an employee's group within the Plan, the employee may receive payment of an incentive award up to the amount of a pre-established incentive target. The incentive targets are based upon market comparisons to ensure that incentive compensation opportunities are competitive with other leading companies in the Company's industries or lines of business. Providing an incentive compensation payment opportunity contingent upon the achievement of the Company's performance goals facilitates the objective of establishing a clear line-of-sight between the overall performance of the Company and the individual contribution of each employee.

  1995 Stock Incentive Plan

     The 1995 Stock Incentive Plan provides long-term incentive compensation to eligible employees. The Compensation Committee retained the services of William
M. Mercer, a compensation consulting firm, to assist the Committee in evaluating its practice of granting stock options relative to practices of other publicly-traded companies engaging in one or more lines of business comparable to those of the Company. In connection with this evaluation, the Compensation Committee revised its guidelines relative to the grant of stock options. It will follow the Mercer recommendations to motivate strategic behavior by offering awards independent of short-term rises and falls in the Company's performance.

     Stock options are awarded based on the Compensation Committee's judgment concerning the position and responsibilities of the employee being considered, the nature and value of his or her services, his or her current contribution to the long-term success of the Company, the employee's cash compensation, the expected rate of appreciation in the value of the stock option, and any other factors which the Compensation Committee may deem relevant. Stock option awards tie the interests of employees to the long-term performance of the Company, and provide an effective incentive for employees to create shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless an appreciation in the Company's stock price occurs over a number of years. The Committee determined to make an annual grant of stock option awards for 2001. In 2002, the Committee will consider the grant of stock options to executive officers and other key employees in the context of motivating strategic behavior beneficial to the Company's long-term performance.

     This report is submitted by the Compensation Committee of the Company's Board of Directors.

     Robert N. Bontempo     Roy V. Gavert, Jr.     Thomas D. Larson    Pamela S.
Pierce

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPANTS

     The members of the Compensation Committee in 2001, Robert N. Bontempo, Roy
V. Gavert, Jr., Pamela S. Pierce and Thomas D. Larson, are non-employee directors. During 2001, no executive officer of the Company served on a compensation committee (or other board committee performing equivalent functions) or on the board of directors of any entity (other than the Company's Board of Directors) related to any member of the Company's Board of Directors.

STOCK PERFORMANCE GRAPH

     The line graph below compares, for the five year period commencing December 31, 1996, the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the S&P 500 Index, the Russell 2000 Index, and a peer group identified by the Company to best approximate the Company's lines of business.

     The peer group was selected to include publicly-traded Companies engaging in one or more of the Company's lines of business: civil infrastructure engineering, construction management, and operations and maintenance.

     The peer group consists of Tetra Tech, Inc., and URS Corporation. The following companies, which were formerly included in the peer group, are no longer publicly traded: Kaiser Group International, STV Group International, Inc., and Roy F. Weston, Inc.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG MICHAEL BAKER CORPORATION, THE S&P 500 INDEX,
                    THE RUSSELL 2000 INDEX AND A PEER GROUP

                                           MICHAEL BAKER
                                            CORPORATION             PEER GROUP            RUSSELL 2000             S&P 500
                                           -------------            ----------            ------------             -------
12/96                                             100                    100                    100                    100
12/97                                          152.94                 136.66                 122.36                 133.36
12/98                                          152.94                 224.15                 119.25                 171.47
12/99                                          103.92                 174.43                  144.6                 207.56
12/00                                          121.57                 272.35                 140.23                 188.66
12/01                                          238.43                 259.71                 143.71                 166.24

* Assumes $100 invested on December 31, 1996 in stock or index and assumes reinvestment of dividends. Fiscal year ending December 31.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms which they file. The Company believes that all such filing requirements applicable to its executive officers and directors were complied with in 2001. In making the disclosure under this paragraph the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

     The Company entered into an Employment Agreement with Richard L. Shaw in April 1988, which agreement was supplemented in March 1992, October 1994, June 1995, March 1998 and September 1999. During 2001, Mr. Shaw, as Chief Executive Officer of the Company until April 25, 2001, was compensated pursuant to the terms of his Employment Agreement at an annual salary of $425,006. In addition, pursuant to the Employment Agreement, the Company covered the costs of health insurance, reimbursed actual out-of-pocket expenses and maintained a life insurance policy for Mr. Shaw. This agreement also provided for a supplemental retirement benefit of $5,000 per month commencing on expiration of the agreement. Effective April 25, 2001, Mr. Shaw retired from the position of Chief Executive Officer of the Company, and the Company and Mr. Shaw entered into a Consulting Agreement for Mr. Shaw's consulting services for the period April 26, 2001 through April 26, 2003. The Consulting Agreement provides an annual compensation equal to 25% of Mr. Shaw's previous salary of $425,006. In addition, pursuant to the Consulting Agreement, the Company covers the costs of health insurance, reimburses actual out-of-pocket expenses and maintains a life insurance policy for Mr. Shaw. The Consulting Agreement also provides for a supplemental retirement benefit of $5,000 per month commencing at the expiration of the Consulting Term.

                                    AUDITORS

     The Board of Directors of the Company has selected the independent accounting firm of PricewaterhouseCoopers LLP ("PwC") to examine the financial statements of the Company for 2002.

     PwC audited the financial statements of the Company for 2001. The Board of Directors expects that representatives of PwC will be present at the Annual Meeting of Shareholders and, while such representatives do not currently plan to make a statement at the Annual Meeting, they will be available to respond to appropriate questions.

AUDIT FEES

     The Company was billed $270,000 in aggregate fees for the professional services rendered by the independent public accountants for the audit of its financial statements for the year ended December 31, 2001, and the reviews of its financial statements included in its Forms 10-Q for the 2001 fiscal year.

FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES

     The independent public accountants did not bill the Company for any financial information system design and implementation fees for services rendered in 2001.

ALL OTHER FEES

     In addition to the audit fees described above, the independent public accountants billed the Company $160,965 in aggregate fees for other professional services rendered in 2001. Such fees were primarily for tax services.

                                 OTHER MATTERS

     The Board of Directors does not know at this time of any other or further business that may come before the Annual Meeting, but, if any such matters should hereafter become known or determined and be properly brought before such Annual Meeting for action, the proxy holders will vote upon the same according to their discretion and best judgment.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, in a limited number of instances, officers, directors and regular employees of the Company may, for no additional compensation, solicit proxies in person or by telephone to vote for all nominees.

                                                   By Order of the Board of
                                                   Directors,

                                                   H. JAMES MCKNIGHT
                                                   Secretary
April 2, 2002

                                                                      APPENDIX A
                           MICHAEL BAKER CORPORATION

                           CHARTER -- AUDIT COMMITTEE

                       (ADOPTED AS OF FEBRUARY 21, 2002)

                                 COMMITTEE ROLE

     The Committee's role is to act on behalf of the Board of Directors and oversee all material aspects of the Company's reporting, control, and audit functions, except those specifically related to the responsibilities of another standing committee of the board. The Audit Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on Company processes for the management of business/financial risk and for compliance with significant applicable legal, ethical, and regulatory requirements.

     The role also includes coordination with other board committees and maintenance of strong, positive working relationships with management, external and internal auditors, counsel, and other committee advisors.

                              COMMITTEE MEMBERSHIP

     The Committee shall consist of at least three independent board members. Committee members shall have (1) knowledge of the primary industries in which the Company operates; (2) the ability to read and understand fundamental financial statements; and (3) the ability to understand key business and financial risks and related controls and control processes. The Committee shall have access to its own counsel and other advisors at the Committee's sole discretion.

     At least one member should be literate in business and financial reporting and control, including knowledge of the regulatory requirements and should have past employment experience in finance or accounting or other comparable experience or background. Committee appointments and Committee chairman shall be approved annually by the full Board upon recommendation of the Chairman of the Board.

                         COMMITTEE OPERATING PRINCIPLES

     The Committee shall fulfill its responsibilities within the context of the following overriding principles:

- Communications -- The chairperson and others on the Committee shall, to the extent appropriate, have contact throughout the year with senior management, other committee chairpersons, and other key Committee advisors, external and internal auditors, etc., as applicable, to strengthen the Committee's knowledge of relevant current and prospective business issues.

- Committee Education/Orientation -- The Committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the company. Additionally, individual Committee members are encouraged to participate in relevant and appropriate self-study education to assure understanding of the business and environment in which the Company operates.

- Meeting Agenda -- Committee meeting agendas shall be the responsibility of the Committee chairperson, with input from Committee members. It is expected that the chairperson would also ask for management and key Committee advisors, and perhaps others, to participate in this process.

- Committee Expectations and Information Needs -- The Committee shall communicate Committee expectations and the nature, timing, and extent of Committee information needs to management, internal audit, and external parties, including external auditors. Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, auditors, and others prior to the meeting. Meeting conduct will assume board members have reviewed written materials in sufficient depth to participate in Committee/Board dialogue.

- External Resources -- The Committee shall be authorized to access internal and external resources, as the Committee requires, to carry out its responsibilities.

- Committee Meeting Attendees -- The Committee shall request members of management, counsel, internal audit, and external auditors, as applicable, to participate in Committee meetings, as necessary, to carry out the Committee's responsibilities. Periodically and at least annually, the Committee shall meet in private session with only the Committee members. It shall be understood that either internal or external auditors, or counsel, may, at any time, request a meeting with the Audit Committee or Committee chairperson with or without management attendance. In any case, the Committee shall meet in executive session separately with internal and external auditors, at least annually.

- Reporting to the Board of Directors -- The Committee, through the Committee chairperson, shall report, after each meeting, to the full board. In addition, summarized minutes from committee meetings shall be available to each board member.

- Committee Self Assessment -- The Committee shall review, discuss, and assess its own performance as well as the committee's role and responsibilities, seeking input from senior management, the full board, and others. Changes in role and/or responsibilities, if any, shall be recommended to the full board for approval.

- Independent Board Members -- The Board shall be composed of executive and nonexecutive members. Independent members are nonexecutive members who have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation.

     All members of the Committee must be "independent". The following categories of person have been determined by the Board of Directors to not be considered "independent":

- a director who is employed by the Corporation for the current year or any of the past three years;

- a director who has accepted any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

- a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer;

- a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received payments (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the Corporation's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

- a director who is employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

     Notwithstanding the above, there may be one member of this Committee who does not meet the above standards of independence; provided that such member is not a current employee or an immediate family member of such an employee, if the Board of Directors, under exceptional and limited circumstances, determines that membership on this Committee by the individual is required by the best interests of the Corporation and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for the determination.

                               MEETING FREQUENCY

     The Committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the committee or chairperson.

                           REPORTING TO SHAREHOLDERS

     The Committee shall make available to shareholders a summary report on the scope of its activities. This report will be included in the Company's annual proxy statement.

          COMMITTEE'S RELATIONSHIP WITH EXTERNAL AND INTERNAL AUDITORS

- The external auditors, in their capacity as independent public accountants, shall be responsible to the Board of Directors and the Audit Committee as representatives of the shareholders.

- As the external auditors review financial reports, they will be reporting to the Audit Committee. They shall report all relevant issues to the committee responsive to agreed-on Committee expectations. In executing its oversight role, the board or committee should review the work of external auditors.

- The Committee shall annually review the performance (effectiveness, objectivity, and independence) of the external and internal auditors. The committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, the committee shall discuss with the auditor relationships or services that may affect auditor objectivity or independence. If the committee is not satisfied with the auditors' assurances of independence, it shall take or recommend to the full board appropriate action to ensure the independence of the external auditor.

- The internal audit function shall be responsible to the Board of Directors through the committee.

- If either the internal or the external auditors identify significant issues relative to the overall board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the committee chairperson.

- Changes in those in charge of internal audit or corporate compliance shall be subject to committee approval.

                       PRIMARY COMMITTEE RESPONSIBILITIES

          MONITOR FINANCIAL REPORTING AND RISK CONTROL RELATED MATTERS

The Committee should review and assess:

- Risk Management -- The Company's business risk management process, including the adequacy of the Company's overall control environment and controls in selected areas representing significant financial and business risk.

- Annual Reports and Other Major Regulatory Filings -- All major financial reports in advance of filings or distribution.

- Internal Controls and Regulatory Compliance -- The Company's system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, legal violations, and noncompliance with the Corporate Code of Conduct.

- Internal Audit Responsibilities -- The annual audit plan and the process used to develop the plan. Status of activities, significant findings, recommendations, and management's response.

- Regulatory Examinations -- SEC inquiries and the results of examinations by other regulatory authorities in terms of important findings, recommendations, and management's response.

- External Audit Responsibilities -- Auditor independence and the overall scope and focus of the annual/ interim audit, including the scope and level of involvement with unaudited quarterly or other interim-period information.

- Financial Reporting and Controls -- Key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Important conclusions on interim and/or year-end audit work in advance of the public release of financials.

- Auditor Recommendations -- Important internal and external auditor recommendations on financial reporting, controls, other matters, and management's response. The views of management and auditors on the overall quality of annual and interim financial reporting.

The Committee should review, assess, and approve:

- The code of ethical conduct. (Annually)

- The internal auditor charter. (Annually)

- Changes in important accounting principles and the application thereof in both interim and annual financial reports.

- Significant conflicts of interest and related-party transactions.

- External auditor performance and changes in external audit firm (subject to ratification by the full board).

- Internal auditor performance and changes in internal audit leadership and/or key financial management.

                              LIMITATION OF DUTIES

     While this Committee has the responsibilities and powers set forth in this Charter, it is recognized that members of the Committee are not employees of the Company, are not professionally engaged in the practice of accounting or auditing, and are not, and do not represent themselves to be, experts in the field of accounting or auditing. As such, it is not the duty of this Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Corporation's independent public accountants. Nor is it the duty of this Committee to conduct investigations to resolve disagreements, if any, between management and the Corporation's independent public accountants or to assure compliance with laws and regulations. Each member of the Committee may rely, without independent verification, on (i) representations of management that the financial statements have been prepared with integrity, objectivity and in conformity with generally accepted accounting principles, (ii) representations of the independent auditors included in their report on the Company's financial statements and (iii) representations of management and the independent auditors regarding fees for services provided by the independent auditors.

                                       MICHAEL BAKER CORPORATION
                                       P.O. Box 12259
[MICHAEL BAKER CORP. LOGO]
                                       Pittsburgh, Pennsylvania 15231-0259




                                       (412) 269-6300
                                       FAX (412) 269-2534

                                 April 2, 2002

TO OUR SERIES B SHAREHOLDERS:

     In December 2001 Michael Baker Corporation announced that the Board of Directors had approved an exchange of Baker's Series B Common Stock for ordinary Common Stock. At that time, approximately 1.3 million shares of the Series B Common Stock were outstanding and approximately 95% of those shares were held by the Baker Employee Stock Ownership Plan and Trust (the "ESOP"). The Series B stock, which had a 10 votes to one share super voting structure, was distributed to shareholders in the form of a stock dividend in 1987. The Series B shares converted automatically to ordinary Common Stock when sold or transferred.

     The exchange of Baker's Series B Common Stock for ordinary Common Stock with the Baker ESOP was effected February 28, 2002. Pursuant to Baker's articles of incorporation, at any time when the number of outstanding Series B shares falls below 5 percent of the total outstanding Series B and ordinary Common Stock combined, the Series B shares are automatically converted into shares of ordinary Common Stock. This automatic conversion was triggered upon the effective date of the exchange with the ESOP.

     Series B shareholders are not required to take any action. Certificates representing Series B outside of the ESOP will be deemed automatically to represent the same number of shares of ordinary Common Stock. Each share of ordinary Common Stock is entitled to one vote per share. Each share of ordinary Common Stock is otherwise identical to the Series B Common Stock.

     You will find enclosed between one and three proxy cards. You will receive one card to vote any Common Stock you hold through the ESOP, which will represent all of your Common Stock holdings through the ESOP, both shares originally held as Common Stock and shares of ordinary Common Stock received as a result of the recent exchange of your Series B Common Stock. You will receive one card for any Common Stock of the Company held directly by you. You will also receive one card for any Common Stock held directly by you that was originally Series B Common Stock which has been automatically converted to ordinary Common Stock as a result of the exchange. Each individual proxy card must be voted.

     If you have any questions, please contact me at (412) 269-2532 or at jmcknight@mbakercorp.com.

                                                        Very truly yours,

                                                        H. JAMES MCKNIGHT
                                                            Secretary

                        ANNUAL MEETING OF STOCKHOLDERS OF
                            MICHAEL BAKER CORPORATION

                                 APRIL 25, 2002

Co.#                                             Acct.#
    --------------------------                         -------------------------

                            PROXY VOTING INSTRUCTIONS


TO VOTE BY MAIL

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.

TO VOTE BY INTERNET

PLEASE ACCESS THE WEB PAGE AT "WWW.VOTEPROXY.COM" AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.


YOUR CONTROL NUMBER IS  [right arrow]
                      ------------------------------


NOTE: REFER TO REVERSE SIDE FOR VOTING INSTRUCTIONS.


   [down arrow] Please Detach and Mail in the Envelope Provided [down arrow]
--------------------------------------------------------------------------------


A  [X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


                                     FOR              WITHHELD

1. ELECTION OF DIRECTORS.            [ ]                [ ]


(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name of such nominee(s) in the space below):
--------------------------------------------------------------------------------

NOMINEES:  Robert N. Bontempo
           Nicholas P. Constantakis
           William Copeland
           Donald P. Fusilli, Jr.
           Roy V. Gavert, Jr.
           Thomas D. Larson
           John E. Murray, Jr.
           Pamela S. Pierce
           Richard L. Shaw



PLEASE MARK, SIGN BELOW, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.




Signature
         ----------------------------------------

Signature if held jointly                      DATED:
                         ---------------------        ---------------

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

YOU MAY RECEIVE BETWEEN ONE AND THREE PROXY CARDS FOR COMMON STOCK. PLEASE VOTE EACH PROXY CARD THAT YOU RECEIVE AS EACH CARD REPRESENTS SEPARATE SHARES OF COMMON STOCK HELD BY YOU.


                                      PROXY
                            MICHAEL BAKER CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder hereby appoints Richard L. Shaw and Donald
P. Fusilli, Jr. and each or any one of them, with full power of substitution, as Proxies to represent and to vote, as designated on the reverse, all the shares of stock of Michael Baker Corp. (the "Company"), held of record by the undersigned on March 1, 2002, at the Annual Meeting of the Stockholders (the "Annual Meeting") to be held on April 25, 2002, or any adjournments thereof.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                       (TO BE SIGNED ON THE REVERSE SIDE)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                            MICHAEL BAKER CORPORATION

                                     Common

                                 April 25, 2002


   [down arrow] Please Detach and Mail in the Envelope Provided [down arrow]
--------------------------------------------------------------------------------


A  [X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


                                     FOR              WITHHELD

1. ELECTION OF DIRECTORS.            [ ]                [ ]


(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name of such nominee(s) in the space below):
--------------------------------------------------------------------------------


NOMINEES:  Robert N. Bontempo
           Nicholas P. Constantakis
           William Copeland
           Donald P. Fusilli, Jr.
           Roy V. Gavert, Jr.
           Thomas D. Larson
           John E. Murray, Jr.
           Pamela S. Pierce
           Richard L. Shaw



PLEASE MARK, SIGN BELOW, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.




Signature
         ----------------------------------------

Signature if held jointly                      DATED:
                         ---------------------        ------------------

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                      PROXY
                            MICHAEL BAKER CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder hereby appoints Richard L. Shaw and Donald
P. Fusilli, Jr. and each or any one of them, with full power of substitution, as Proxies to represent and to vote, as designated on the reverse, all the shares of stock of Michael Baker Corp. (the "Company"), held of record by the undersigned on March 1, 2002, at the Annual Meeting of the Stockholders (the "Annual Meeting") to be held on April 25, 2002, or any adjournments thereof.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                       (TO BE SIGNED ON THE REVERSE SIDE)